Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Hilary Ginsberg	NYSE: AMTG
(212) 822-0767

APOLLO RESIDENTIAL MORTGAGE, INC. REPORTS

FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

New York, NY, March 6, 2013 - Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG) today reported financial results for the quarter and full year ended December 31, 2012.

Recent Highlights:

•	Cumulative total return to common stockholders of 56% in 2012, comprised of stock price appreciation and $3.40 per common share in dividends;

•

Reported Operating Earnings (a non-GAAP financial measure as defined below) of $0.65 per common share for the quarter ended December 31, 2012, a 27% increase over Operating Earnings of $0.51 per common share for the quarter ended December 31, 2011; Reported Operating Earnings of $2.67 per common share for the year ended December 31, 2012;

•

Reported Net income allocable to common stockholders of $2.09 per common share for the quarter ended December 31, 2012, as compared to Net income allocable to common stockholders of $0.62 per common share for the quarter ended December 31, 2011; Reported Net income allocable to common stockholders of $8.36 per common share for the year ended December 31, 2012;

•

$4.23 billion residential mortgage-backed securities (“RMBS”) portfolio at December 31, 2012 consisted of Agency RMBS with an estimated fair value of $3.63 billion and non-Agency RMBS with an estimated fair value of $605.2 million;

•	Book value per common share at December 31, 2012 was $22.49 as compared to $21.46 at September 30, 2012, a 4.8% increase;

•	Declared a $0.70 per common share quarterly dividend and a $0.35 per common share special dividend for stockholders of record as of December 31, 2012;

•	RMBS portfolio had a 2.7% blended net interest spread and an 17.3% levered asset yield(1) at December 31, 2012;

•

Agency RMBS pass-through securities portfolio experienced prepayments at an average one month constant prepayment rate (“CPR”) over the quarter ended December 31, 2012 of 5.6%. Including Agency Interest-Only (“Agency IOs”) and Agency Inverse Interest-Only (“Agency IIOs”) securities, the Agency RMBS portfolio experienced prepayments at an average one month CPR of 5.8% over the quarter ended December 31, 2012;

•	Realized net gains of $7.6 million, or $0.31 per common share, from the sale of $203.6 million of RMBS; and

•	Completed the Company’s first purchase and securitization of a whole loan pool in the first quarter of 2013.

(1)	Levered asset yield is calculated as net interest spread multiplied by the leverage (debt/equity) multiple, plus the weighted average unlevered yield on RMBS.

“We are extremely pleased with AMTG’s financial and operating performance in 2012, the Company’s first full year as a public company. AMTG’s cumulative total return to common stockholders in 2012 was 56%, comprised of stock price appreciation and $3.40 per common share in cash dividends,” said Michael Commaroto, Chief Executive Officer of the Company. “The flexibility of the Company’s hybrid structure has enabled AMTG to construct a well balanced RMBS portfolio, which we optimized throughout the year based upon market conditions. Our Agency RMBS investment strategy focused on prepayment mitigated securities demonstrated its value, as evidenced by our low CPR experience throughout 2012. Our non-Agency RMBS investment strategy, focused on seasoned sub-prime RMBS, also demonstrated its value as our investments continue to perform well alongside the improving fundamentals in the housing market. As we look to 2013, we continue to see compelling investment opportunities in the Agency and non-Agency markets. In addition, we have expanded our focus in the first quarter, having completed our first purchase and securitization of a whole loan pool.”

Fourth Quarter and Full Year 2012 Operating Results

The Company reported Operating Earnings of $15.7 million, or $0.65 per common share, for the three months ended December 31, 2012, as compared to Operating Earnings of $5.3 million, or $0.51 per common share, for the three months ended December 31, 2011. Net income allocable to common stockholders for the three months ended December 31, 2012 was $50.5 million or $2.09 per common share, as compared to Net income allocable to common stockholders of $6.4 million or $0.62 per common share for the three months ended December 31, 2011.

For the full year ended December 31, 2012, the Company reported Operating Earnings of $53.4 million, or $2.67 per common share. Net income allocable to common stockholders for the full year ended December 31, 2012 was $167.1 million, or $8.36 per common share.

The difference between Operating Earnings and Net income allocable to common stockholders primarily reflects that Operating Earnings excludes the following: (i) net unrealized gains on RMBS; (ii) net changes in the fair value of interest rate swaps (“Swaps”) and net realized losses on the termination of Swaps; and (iii) net realized gains from sales of RMBS. A reconciliation of Operating Earnings to net income allocable to common stockholders is set forth in Table 5 in this press release.

Portfolio Summary (Table 1)

The following table sets forth additional detail regarding the Company’s portfolio as of December 31, 2012:

	Principal Balance (1)	Unamortized Premium (Discount), Net(1)	Amortized Cost (2) (3)	Estimated Fair Value (2)	Unrealized Gain/(Loss)	Net Weighted Average Coupon	Weighted Average Yield (4)
($ amounts in thousands)
Agency RMBS:
30-Year Mortgages
Coupon Rate:
3.5%	$1,228,402	$78,623	$1,307,025	$1,318,375	$11,350	3.5%	2.4%
4.0%	1,406,138	113,864	1,520,002	1,543,258	23,256	4.0%	2.6%
4.5% and 5.0%	271,764	17,016	288,780	302,156	13,376	4.5%	3.1%

	2,906,304	209,503	3,115,807	3,163,789	47,982	3.8%	2.5%

15-20 Year Mortgages
Coupon Rate:
3.0%	159,605	7,181	166,786	169,172	2,386	3.0%	2.0%
3.5%	221,949	12,883	234,832	239,207	4,375	3.5%	2.3%

	381,554	20,064	401,618	408,379	6,761	3.3%	2.2%

Agency IOs and Agency IIOs (5)	—	—	53,996	53,926	(70)	5.9%	13.3%

Total Agency	3,287,858	229,567	3,571,421	3,626,094	54,673	4.0%	2.7%

Non-Agency RMBS	817,250	(267,857)	549,393	605,197	55,804	1.2%	7.9%

Total	$4,105,108	$(38,290)	$4,120,814	$4,231,291	$110,477	3.4%	3.4%

(1)

A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income, and is instead viewed as a credit discount. At December 31, 2012, our non-Agency RMBS had gross discounts of $267,857 which included credit discounts of $119,276 and OTTI of $3,750.

(2)	Includes unsettled purchases with an aggregate cost of $49,965 at December 31, 2012 and an estimated fair value of $50,043.
(3)

Amortized cost is reduced by unrealized losses that are classified as other-than-temporary impairments. The Company recognized other-than-temporary impairments of $5,475 for the twelve months ended December 31, 2012.

(4)	Weighted average yield at the date presented incorporates estimates for future prepayment assumptions on all RMBS and loss assumptions on non-Agency RMBS.
(5)

Agency IOs and Agency IIOs have no principal balance and bear interest based on a notional balance. The notional balance is used solely to determine interest distributions on interest-only class of securities.

As of December 31, 2012, the average cost basis of the Company’s Agency RMBS portfolio, excluding Agency IOs and Agency IIOs, was 107% of par value and the average cost basis of the Company’s non-Agency RMBS portfolio was 67% of par value.

Portfolio Financing

At December 31, 2012, the Company had master repurchase agreements with 23 counterparties and had outstanding borrowings with 17 counterparties totaling $3.7 billion.

(Table 2)

The following table sets forth the Company’s borrowings at December 31, 2012:

RMBS Pledged	Repurchase Agreement Borrowing	Weighted Average Borrowing Rate	Effective Cost of Funds(1)	Weighted Average Remaining Maturity (days)
($ amounts in thousands)
Agency RMBS	$3,223,577	0.47%	0.88%	15
Non-Agency RMBS	430,859	2.06%	2.16%	58

Total	$3,654,436	0.65%	1.03%	20

(1)

The Effective Cost of Funds is a non-GAAP financial measure. It is calculated on an annualized basis and includes the interest component for Swaps. While Swaps are not accounted for using hedge accounting, such instruments are viewed by the Company as an economic hedge against increases in interest rates. A reconciliation of the Effective Cost of Funds to interest expense is set forth in this press release.

(Table 3)

The Company’s derivative instruments consisted of the following at December 31, 2012:

($ amounts in thousands)	Notional Amount	Estimated Fair Value
Swaps, assets – interest rate derivatives	$—	$—
Swaption – assets – interest rate derivatives	75,000	750
Swaps, liabilities – interest rate derivatives	1,500,000	(23,184)

Total derivative instruments	$1,575,000	$(22,434)

(Table 4)

The following table summarizes the average fixed-pay rate and average maturity for the Company’s Swaps at December 31, 2012:

Term to Maturity ($ amounts in thousands)	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
Greater than 1 year and less than 3 years	$—	—%	—
Greater than 3 years and less than 5 years	1,245,000	1.1	4.4
Greater than 5 years	255,000	1.9	9.6

Total	$1,500,000	1.2%	5.3

Book Value

The Company’s book value per common share at December 31, 2012 was $22.49, a 4.8% increase from the per common share book value of $21.46 at September 30, 2012.

2013 Activity

In February, the Company completed its first securitization transaction contemporaneously with the purchase of a pool of 755 residential mortgage loans with an approximate aggregate unpaid principal balance of $155 million. The securitization was completed through a wholly-owned subsidiary of the Company and approximately $50 million of debt was privately placed, with the Company retaining the remaining interests in the securitization.

Corporate Governance

The Board of Directors set March 15, 2013 as the record date for its 2013 Annual Meeting of Stockholders. The 2013 Annual Meeting of Stockholders will be held on May 7, 2013 at the offices of Clifford Chance US LLP at 31 West 52nd Street, New York, New York.

Teleconference and Website Presentation Details:

The Company will be hosting a conference call to discuss its financial results on Thursday, March 7, 2013 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s fourth quarter and full year 2012 earnings teleconference call should dial from the U.S., (877) 706-7548, or from outside the U.S., (706) 902-2150, shortly before 10:00 a.m. and reference the Apollo Residential Mortgage, Inc. teleconference call (number 96291185). Please note the teleconference call will be available for replay beginning at 12:00 p.m. on Thursday, March 7, 2013, and ending at midnight on Thursday, March 14, 2013. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 96291185.

Webcast:

The conference call will also be available on the Company’s website at www.apolloresidentialmortgage.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloresidentialmortgage.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. (NYSE:AMTG) is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $113 billion of assets under management at December 31, 2012.

Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives, including information about the ability of the Company to generate attractive returns while attempting to mitigate risk. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands—except share and per share data)

	December 31, 2012	December 31, 2011
Assets:
Cash	$149,576	$44,407
Restricted cash	93,641	10,402
RMBS, at fair value ($3,940,913 and $1,167,487 pledged as collateral, respectively)	4,231,291	1,240,472
Investment related receivable	—	116,678
Interest receivable	11,341	3,908
Deferred financing costs, net	346	455
Interest rate derivative instruments, at fair value	750	235
Other assets	976	370

Total Assets	$4,487,921	$1,416,927

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	3,654,436	1,079,995
Investment related payable	50,032	121,144
Accrued interest payable	6,774	1,123
Interest rate derivative instruments, at fair value	23,184	3,481
Accounts payable and accrued expenses	1,742	1,534
Payable to related party	4,295	1,974
Dividends payable	30,675	3,090

Total Liabilities	$3,771,138	$1,212,341

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 and 0 shares issued and outstanding, respectively ($172,500 aggregate liquidation preference at December 31, 2012)	$69	$—
Common stock, $0.01 par value, 450,000,000 shares authorized, 24,205,972 and 10,271,562 shares issued and outstanding, respectively	242	103
Additional paid-in-capital	619,399	203,101
Retained earnings	97,073	1,382

Total Stockholders’ Equity	716,783	204,586

Total Liabilities and Stockholders’ Equity	$4,487,921	$1,416,927

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands—except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,	July 27, 2011 (commencement of operations) through December 31,
	2012	2011	2012	2011
Net Interest Income:
Interest income	$33,578	$9,178	$94,369	$10,733
Interest expense	(6,110)	(995)	(14,631)	(1,138)

Net Interest Income	27,468	8,183	79,738	9,595

Other Income/(Loss):
Realized gain on sale of RMBS, net	7,573	550	39,817	885
Unrealized gain on RMBS, net	24,941	3,765	100,402	2,482
Gain/(loss) on interest rate derivative instruments, net (includes $4,041, ($3,138), ($20,151) and ($3,246) of unrealized gains/(losses) respectively)	821	(3,653)	(32,665)	(3,876)
Interest income on cash balances	23	2	48	2

Other Income/(Loss), net	33,358	664	107,602	(507)

Operating Expenses:
General and administrative (includes $170, $73, $444 and $143 of non-cash stock based compensation, respectively)	(2,569)	(1,705)	(7,780)	(3,283)
Management fee – related party	(2,418)	(784)	(6,804)	(1,333)

Total Operating Expenses	(4,987)	(2,489)	(14,584)	(4,616)

Net Income	55,839	6,358	172,756	4,472

Preferred Stock Dividends Declared	(5,022)	—	(5,022)	—

Net Income Available to Common Stock and Participating Securities	$50,817	$6,358	$167,734	$4,472

Earnings per Common Share – Basic and Diluted	$2.09	$0.62	$8.36	$0.43

Dividend Declared per Share of Common Stock	$1.05	$0.30	$3.40	$0.30

Reconciliations of Non-GAAP Financial Measures

This press release contains disclosures related to the Company’s Operating Earnings and Operating Earnings per common share for the three and twelve months ended December 31, 2012 and the three months ended December 31, 2011 and the Effective Cost of Funds for the three months ended December 31, 2012, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company’s management believes the non-GAAP financial measures presented in this press release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. An analysis of any non-GAAP financial measures should be made in conjunction with results presented in accordance with GAAP.

Operating Earnings and Operating Earnings per common share presented exclude, as applicable: (i) realized and unrealized gains and losses recognized through earnings; (ii) non-cash equity compensation; (iii) one time events pursuant to changes in GAAP; and (iv) certain other non-cash charges. Operating Earnings represents net income allocable to common stockholders, as adjusted. Effective Cost of Funds adjusts interest expense to include the net interest component related to the Company’s Swaps. While the Company has not elected hedge accounting for its Swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates.

The Company believes that the non-GAAP measures it presents provide investors with a useful measure to assess the performance of the Company’s ongoing business and useful supplemental information to both management and investors in evaluating our financial results. A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three and twelve months ended December 31, 2012, are as follows:

(Table 5)

The following table reconciles net income allocable to common stockholders with Operating Earnings for the three months ended December 31, 2012 and December 31, 2011, respectively (dollar amounts in thousands except share and per share data):

	Three Months ended December 31, 2012		Three Months ended December 31, 2011
		Earnings Per Share(1)		Earnings Per Share(1)
Net income allocable to common stockholders	$50,495	$2.09	$6,329	$0.62
Adjustments:
Non-cash stock-based compensation expense	170	0.01	73	0.01
Preferred dividend declared related to other periods	1,572	0.06	—	—
Unrealized gain on RMBS, net	(24,941)	(1.03)	(3,765)	(0.36)
Unrealized (gain)/loss on derivatives, net	(4,041)	(0.17)	3,138	0.30
Realized gain on sale of RMBS, net	(7,573)	(0.31)	(550)	(0.06)

Total adjustments to net income:	(34,813)	(1.44)	(1,104)	(0.11)

Operating Earnings	$15,682	$0.65	$5,225	$0.51

Basic and diluted weighted average common shares outstanding:	24,167,506		10,301,250

(1)	Reflects basic and diluted earnings per share for each component presented.

(Table 6)

The following table reconciles Operating Earnings with net income for the twelve months ended December 31, 2012 (dollar amounts in thousands except share and per share data):

	Twelve Months ended December 31, 2012
		Earnings Per Share(1)
Net income allocable to common stockholders	$167,123	$8.36
Adjustments:
Non-cash stock-based compensation expense	444	0.02
Preferred dividend declared related to future periods	1,150	0.06
Unrealized gain on RMBS, net	(100,402)	(5.02)
Unrealized loss on derivatives, net	20,151	1.01
Realized gain on sale of RMBS, net	(39,817)	(1.99)
Realized loss on Swap terminations, net	4,709	0.24

Total adjustments to net income:	(113,765)	(5.69)

Operating Earnings	$53,358	$2.67

Basic and diluted weighted average common shares outstanding:	19,984,233

(1)	Reflects basic and diluted earnings per share for each component presented.

(Table 7)

The following table reconciles the Effective Cost of Funds with interest expense for the three months ended December 31, 2012 (dollar amounts in thousands):

	For the Three Months Ended December 31, 2012
	Reconciliation	Effective Cost of Funds
Interest expense	$6,110	0.67%
Adjustment:
Net interest for Swaps	3,220	0.32%

Effective Cost of Funds	$9,330	1.03%

Weighted average repurchase borrowings	$3,601,907